As filed with the Securities and Exchange Commission on October 6, 1997.

                                             Registration No. __________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ----------------------

                                FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ----------------------

                    SIMPSON MANUFACTURING CO., INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

                  California                           94-3196943
       -------------------------------            -------------------
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)             Identification No.)


        4637 Chabot Drive, Suite 200, Pleasanton, California 94588
        ----------------------------------------------------------
          (Address of Principal Executive Offices)    (Zip Code)

                         1994 STOCK OPTION PLAN
                        ------------------------
                        (Full title of the plan)

                           Stephen B. Lamson
                        Chief Financial Officer
                     4637 Chabot Drive, Suite 200
                         Pleasanton, CA  94588
                (Name and address of agent for service)

                            (510) 460-9912
     (Telephone number, including area code, of agent for service)


                   CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
 Title of                           maximum         maximum
securities                          offering        aggregate       Amount of
  to be          Amount to be       price per       offering      registration
registered      registered (1)        unit           price            fee
------------    --------------    ------------    ------------    ------------

Common Stock
(without par
value)             300,000(1)     $     39.125    $ 11,737,500    $   3,556.82

  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the Nasdaq National Market on October 2, 1997.

     Registrant filed a Form S-8 Registration Statement (File No. 33-85662) on October 27, 1994 (the "Original S-8"), to register 1,200,000 shares of Registrant's Common Stock that are reserved for issuance under Registrant's 1994 Stock Option Plan (the "Plan"). This Form S-8 Registration Statement registers an additional 300,000 shares of Registrant's Common Stock that are reserved for issuance under the Plan. Registrant incorporates herein by reference the contents of the Original S-8.

     At their annual meeting on May 15, 1997, the shareholders of Registrant approved an amendment of the Plan to provide that up to 1,500,000 shares of Registrant's Common Stock, rather than 1,200,000 shares, may be issued on exercise of options granted under the Plan, and to conform the Plan to certain amendments to the rules promulgated by the Securities and Exchange Commission on May 30, 1996, under section 16 of the Securities Exchange
Act of 1934, as amended.  A copy of the Plan, as so amended, is filed as
Exhibit 4.1 hereto.

Item 8.  Exhibits.

  4.1   Registrant's 1994 Stock Option Plan, as amended through
        May 15, 1997

  5.1 Opinion of Shartsis, Friese & Ginsburg LLP as to the legality of the securities being registered

  23.1  Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Shartsis, Friese & Ginsburg LLP (contained in Exhibit 5.1)

                              SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on October 6, 1997.

                                  SIMPSON MANUFACTURING CO., INC.
                                  -------------------------------
                                            (Registrant)



                             By:  /s/Stephen B. Lamson
                                  -------------------------------
                                         Stephen B. Lamson
                                      Chief Financial Officer


                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen B. Lamson his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                            DATE


/s/Thomas J Fitzmyers                                October 6, 1997
-----------------------------------                  ------------------
Thomas J Fitzmyers,
President, Chief Executive Officer
and Director (Principal Executive
Officer)


/s/Stephen B. Lamson                                 October 6, 1997
-----------------------------------                  ------------------
Stephen B. Lamson,
Chief Financial Officer, Treasurer,
and Director (Principal Financial
and Accounting Officer)


/s/Barclay Simpson                                   October 6, 1997
-----------------------------------                  ------------------
Barclay Simpson,
Director

/s/Alan McKay                                        September 26, 1997
-----------------------------------                  ------------------
Alan McKay,
Director


/s/Sunne Wright McPeak                               September 30, 1997
-----------------------------------                  ------------------
Sunne Wright McPeak,
Director


/s/Barry Lawson Williams                             September 28, 1997
-----------------------------------                  ------------------
Barry Lawson Williams,
Director


/s/Earl F. Cheit                                     September 30, 1997
-----------------------------------                  ------------------
Earl F. Cheit,
Director

                              INDEX TO EXHIBITS

                                                           Sequentially
Exhibit                                                      Numbered
Number                      Description                        Page
-------    --------------------------------------------    -------------

 4.1       1994 Stock Option Plan, as amended through             6
           May 15, 1997

 5.1       Opinion of Shartsis, Friese & Ginsburg LLP            16
           as to the legality of the securities being registered

 23.1      Consent of Coopers & Lybrand L.L.P.                   17

 23.2      Consent of Shartsis, Friese & Ginsburg LLP
           (contained in Exhibit 5.1)